S-10(a)
                         NATIONAL FUEL GAS COMPANY
                     PROJECTED STATEMENT OF CASH FLOWS
                     HORIZON ENERGY DEVELOPMENT, INC.
                         CALENDAR YEARS 1995-1997
                               $000 OMITTED



                                                          HORIZON
                                                          -------
         CASH NEEDS

          CAPITAL EXPENDITURES                            $100,000

          RETIREMENT OF LONG TERM DEBT                           0

          SHORT - TERM DEBT BALANCE
            AS OF 12/31/94                                       0
                                                          --------
          TOTAL CASH NEEDS                                 100,000
                                                          ========


         FUNDS AVAILABLE

          DEPRECIATION & AMORTIZATION                            0

          DEFERRED INCOME TAXES                                  0

          NET INCOME NET OF DIVIDENDS                            0

          OTHER WORKING CAPITAL                                  0
                                                          --------
           NET INTERNAL FUNDS                                    0
                                                          --------

         EXTERNAL FUNDS REQUIRED                          $100,000
                                                          ========


         MAXIMUM AUTHORIZATION REQUESTED                  $100,000
                                                          ========